Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On June 15, 2015, pursuant to the previously announced Agreement and Plan of Merger, dated March 13, 2015 (the “Merger Agreement”), by and among Pulmatrix, Inc., a Delaware corporation previously known as Ruthigen, Inc. (“Ruthigen or the “Company”), Ruthigen Merger Corp., a Delaware corporation and former wholly owned subsidiary of the Company (“Merger Sub”), and Pulmatrix Operating Company, Inc., a Delaware corporation previously known as Pulmatrix Inc. (“Pulmatrix Operating”), Merger Sub was merged with and into Pulmatrix Operating, with Pulmatrix Operating continuing after the merger as the surviving entity and a wholly owned subsidiary of the Company (the “Merger”).

The unaudited pro forma condensed combined balance sheet as of March 31, 2015 and the unaudited pro forma condensed combined statement of operations for the year ended March 31, 2015, which give effect to the Merger are presented herein. The Merger will be accounted for as a “reverse merger” business combination under the acquisition method of accounting with Pulmatrix Operating treated as the accounting acquirer. Pulmatrix Operating was determined to be the accounting acquirer based upon the terms of the Merger and other factors, such as relative voting rights and the composition of the combined company’s board of directors and senior management. The unaudited pro forma condensed combined balance sheet combines the unaudited condensed balance sheets of the Company and Pulmatrix Operating as of March 31, 2015 and gives effect to the Merger as if it had been completed on March 31, 2015. In addition, because Pulmatrix Operating has a fiscal year end of December 31 and the Company had a fiscal year end of March 31, the following unaudited pro forma condensed combined statements of operations for the year ended March 31, 2015 combine the historical condensed statements of operations of the Company for its fiscal year ended March 31, 2015 and the historical condensed statements of operations of Pulmatrix Operating for its fiscal year ended December 31, 2014, giving pro forma effect to the Merger as if it had been completed on April 1, 2014. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined company.

The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations would actually have been if the Merger occurred as of the dates indicated or what such financial position or results would be for any future periods for the combined company. The unaudited pro forma condensed combined financial statements are based upon the respective historical consolidated financial statements of the Company and Pulmatrix Operating, and should be read in conjunction with the:

•	accompanying notes to the unaudited pro forma condensed combined financial statements;

•	separate historical audited financial statements of the Company as of and for the years ended March 31, 2015 included in the Company’s annual report on Form 10-K for the year ended March 31, 2015 filed with the SEC on June 10, 2015;

•	the Company’s current reports on Form 8-K filed with the SEC on March 13, 2015, March 27, 2015, June 12, 2015 and June 16, 2015; and

•	separate historical audited financial statements of Pulmatrix Operating as of and for the year ended December 31, 2014 included in the Company’s joint proxy and consent solicitation statement/prospectus on Form S-4/A filed with the SEC on May 1, 2015 and as of and for the three months ended March 31, 2015 included elsewhere in this current report on Form 8-K.

The application of the acquisition method of accounting is dependent upon certain valuations and other studies that have yet to be completed or have not progressed to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined companies’ future financial position and results of operations. Fair values determined as of the assumed acquisition dates are based on the most recently available information. To the extent there are significant changes to the combined company’s business, or as new information becomes available, the assumptions and estimates herein could change significantly. The unaudited pro forma condensed combined financial statements do not reflect certain transactions that occurred subsequent to March 31, 2015.

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Because Pulmatrix Operating is being treated as the accounting acquirer, Pulmatrix Operating’s assets and liabilities will be recorded at their precombination carrying amounts and the historical operations that are reflected in the financial statements will be those of Pulmatrix Operating. The Company’s assets and liabilities will be measured and recognized at their fair values as of the date of the Merger, and consolidated with the assets, liabilities and results of operations of Pulmatrix Operating after the consummation of the Merger. The unaudited pro forma condensed combined statements of operations include certain acquisition accounting adjustments, including the elimination of accretion of preferred stock.

The unaudited pro forma condensed combined statements of operations do not include (a) the impacts of any revenue, cost or other operating synergies that may result from the Merger or any related restructuring costs; or (b) certain amounts resulting from the Merger that were determined to be of a non-recurring nature. On June 15, 2015, immediately following the effective time of the Merger, the Company effected a 1-for-2.5 reverse stock split of its issued and outstanding shares of common stock (the “Reverse Stock Split”). Accordingly, all share and per share amounts for all periods presented in these unaudited pro forma condensed combined financial statements and related notes have been adjusted retroactively, where applicable, to reflect the Reverse Stock Split.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2015
(in thousands, except share and per share amounts)

	Historical
	Pulmatrix Operating	Ruthigen	Pro Forma Adjustments	Note 4	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$2,745	$10,357	$10,000	(e)	$24,825
			(885)	(g)
			2,608	(l)
Prepaid expenses and other current assets	358	166	-		524
Total current assets	3,103	10,523	11,723		25,349
Property and equipment, net	427	157	-		584
Intangible assets, net	-	-	20,326	(a)	20,326
Goodwill	-	-	50	(a)	1,532
			1,482	(f)
Long-term restricted cash	253	-	-		253
Total assets	$3,783	$10,680	$33,581		$48,044

Liabilities and stockholders’ equity
Current liabilities:
Convertible notes payable	$42,775	$-	$(39,721)	(b)	$-
			(3,054)	(d)
Accounts payable	286	635	-		921
Accrued expenses	3,982	-	(3,338)	(b)	4,713
			4,097	(f)
			(28)	(d)
Derivative liability	1,146	-	(1,146)	(d)	-
Total current liabilities	48,189	635	(43,190)		5,634
Preferred stock warrant liability	582	-	(582)	(b)	-
Total liabilities	48,771	635	(43,772)		5,634

Redeemable convertible preferred stock, $0.01 par value - authorized 202,297,265 shares at March 31, 2015
Series B redeemable convertible preferred stock - designated - 180,980,200 shares; issued and outstanding - 41,788,790 shares at March 31, 2015 and none at March 31, 2015 pro forma; aggregate liquidation preference of $20,894 at March 31, 2015	20,894	-	(20,894)	(c)	-
Seed Redeemable Convertible Preferred Stock - designated - 1,219,508 shares; issued and outstanding - 1,219,508 shares at March 31, 2015 and none at March 31, 2015 pro forma; aggregate liquidation preference of $1,331 at March 31, 2015	1,331	-	(1,331)	(c)	-
Series A-4 Redeemable Convertible Preferred Stock - designated - 1,307,190 shares; issued and outstanding - 1,307,190 shares at March 31, 2015 and none at March 31, 2015 pro forma; aggregate liquidation preference of $4,000 at March 31, 2015	4,000	-	(4,000)	(c)	-
Series B-1 Redeemable Convertible Preferred Stock - designated 18,687,554 shares; issued and outstanding - 18,687,554 shares at March 31, 2015 and none at March 31, 2015 pro forma; aggregate liquidation preference of $9,344 at March 31, 2015	9,344	-	(9,344)	(c)	-
Junior Seed Redeemable Convertible Preferred Stock - designated 410,000; issued and outstanding - 410,000 shares at March 31, 2015 and none at March 31, 2015 pro forma; aggregate liquidation preference of $820 at March 31, 2015	4	-	(4)	(c)	-

Stockholders’ equity (deficit)
Common stock - Pulmatrix ($0.01 par value)	31	-	(1,593)	(a)	-
			861	(b)
			701	(c)
Common stock - Ruthigen ($0.0001 par value)	-	-	4	(a)	1
			(3)	(m)
Additional paid-in capital	23,147	20,405	10,000	(e)	153,396
			4,228	(d)
			1,650	(g)
			1,581	(h)
			4,703	(f)
			34,872	(c)
			42,780	(b)
			7,419	(a)
			2,608	(l)
			3	(m)
Accumulated deficit	(103,739)	(10,360)	14,546	(a)	(110,987)
			(7,318)	(f)
			(2,535)	(g)
			(1,581)	(h)
Total stockholder’s equity (deficit)	(80,561)	10,045	112,926		42,410
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$3,783	$10,680	$33,581		$48,044

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended March 31, 2015
(in thousands, except share and per share amounts)

	Historical
	Pulmatrix Operating	Ruthigen	Pro Forma Adjustments	Note 4	Pro Forma Combined
Revenue:
Service revenues	$352	$-	$-		$352
Total Revenue	352	-	-		352

Operating expenses:
Research and development	6,590	2,178	-		8,768
General and administrative	2,838	4,530	1,265	(i)	8,633
Total operating expenses	9,428	6,708	1,265		17,401
Loss from operations	(9,076)	(6,708)	(1,265)		(17,049)
Other income (expense):
Interest expense	(15,276)	-	15,276	(j)	-
Interest income	-	17			17
Other income, net	208	-	(211)	(j)	(3)
Net loss	$(24,144)	$(6,691)	$13,800		$(17,035)
Accretion of redeemable preferred stock	(40)	-	40	(k)	-
Repurchase of notes payable, preferred stock and warrants from related party	17,731	-	(17,731)	(k)	-
Net loss attributable to common stockholders	$(6,453)	$(6,691)	$(3,891)		$(17,035)
Net loss per share attributable to common stockholders, basic and diluted	$(5.11)	$(3.47)			$(1.30)
Weighted average number of common shares outstanding - basic and diluted	1,261,611	1,929,563	9,927,647	(n)	13,118,821

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

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Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Description of the Transaction and Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of Regulation S-X, and present the pro forma financial position and results of operations of the combined companies based upon the historical data of the Company and Pulmatrix Operating, after giving effect to the Merger.

Proposed Merger

Pursuant to the agreement and plan of merger (the “Merger Agreement”), a wholly owned subsidiary of the Company, Merger Sub, was merged with and into Pulmatrix Operating, with Pulmatrix Operating continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of the Company. The Company issued to Pulmatrix Operating stockholders 0.148187124066461 pre-Reverse Stock Split shares of the Company’s common stock per share of Pulmatrix Operating common stock, pursuant to the terms of the Merger Agreement. On a pro forma basis, based upon the number of shares of the Company common stock issued in the Merger (including in respect of outstanding Pulmatrix Operating options and warrants), immediately following the Merger, (i) pre-existing stockholders of the Company and their designees owned approximately 19% of the combined company and pre-existing Pulmatrix Operating stockholders and their designees owned approximately 81% of the combined company, in each case excluding the shares to be held in escrow to secure indemnification obligations.

Treatment of Stock Options and Warrants in the Merger

All Pulmatrix Operating stock options granted under the Pulmatrix Operating stock option plans (whether or not then exercisable) that were outstanding prior to the effective time of the Merger converted into options to purchase shares of the Company’s common stock. All warrants to purchase shares of Pulmatrix Operating capital stock that were outstanding prior to the effective time of the Merger, other than warrants issued in connection with 24,538,999 units at the effective time of the Merger (the “Pulmatrix Operating Private Placement” - see Note 4(e)) were cancelled. At the effective time of the Merger, the warrants issued in connection with Pulmatrix Operating Private Placement converted into and were exchanged for warrants to purchase shares of the Company’s common stock equal to the number of shares of Pulmatrix Operating common stock issuable upon exercise of such warrants multiplied by 0.148187124066461 (the “Exchange Ratio”) with an exercise price equal to the exercise price of such warrants divided by the Exchange Ratio. After the effective time, all outstanding and unexercised Pulmatrix Operating stock options assumed by the Company may be exercised solely for shares of the Company’s common stock. The number of shares of the Company’s common stock subject to each Pulmatrix Operating stock option assumed by the Company shall be determined by multiplying (a) the number of shares of Pulmatrix Operating common stock that were subject to such Pulmatrix Operating stock option, as in effect immediately prior to the effective time of the Merger by (b) the Exchange Ratio, as defined in the Merger Agreement, and rounding the resulting number down to the nearest whole number of shares of the Company common stock. The per share exercise price for the Company’s common stock issuable upon exercise of each Pulmatrix Operating stock option assumed by the Company shall be determined by dividing (x) the per share exercise price of Pulmatrix Operating common stock subject to such Pulmatrix Operating stock option, as in effect immediately prior to the effective time of the Merger, by (y) the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent. The exchange of the Pulmatrix Operating stock options for the Company’s stock options was treated as a modification of the awards. The modification of the stock options is not expected to result in incremental compensation expense to be recognized upon closing of the Merger. Refer to the section entitled “Merger Agreement — Effects of Merger; Merger Consideration” included in the Company’s joint proxy and consent solicitation statement/prospectus on Form S-4/A filed with the SEC on May 1, 2015 for further information regarding the Exchange Ratio.

Vesting of most of the Company’s equity awards issued and outstanding accelerated to 100% at the effective time of the Merger, and all such equity awards issued and outstanding at the time of the Merger remained issued and outstanding, except for certain restricted stock units that were terminated by agreement. For accounting purposes, since the awards become fully vested contemporaneously with the consummation of the Merger, any remaining unrecognized compensation cost associated with the original grant date fair value of the awards would be recognized in the Company’s precombination financial statements.

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2. Preliminary Purchase Price

The Company issued to Pulmatrix Operating stockholders and their designees a number of shares of its common stock (including in respect of outstanding Pulmatrix Operating options and warrants), which represented approximately 81% of the combined company. The purchase price, which represents the consideration transferred to the Company’s stockholders in the reverse merger upon closing, is calculated based on the number of shares of the combined company that the Company’s stockholders owned as of the closing of the Merger. The accompanying unaudited pro forma condensed combined financial statements reflect an estimated purchase price of approximately $30.4 million, which consists of the following:

(in thousands except share and per share amounts)
Estimated number of shares of the combined company to be owned by the Company's stockholders (1) (2)	2,404,835
Multiplied by the price per share of the Company's common stock (3)	$12.65
Estimated purchase price	$30,421

(1)	Represents the number of shares of the combined company that the Company’s stockholders owned as of the closing of the Merger pursuant to the Merger Agreement, which, for purposes of these pro forma financial statements, is calculated as the sum of a) 1,921,716 of the Company’s common shares outstanding as of March 31, 2015, b) 379,387 common shares issued by the Company immediately prior to the closing of the Merger on June 15, 2015 in a private placement, c) 36,000 common shares issued by the Company to certain employees, pursuant to the terms of the Merger Agreement and d) 67,732 common shares issued pursuant to restricted stock units that fully vested upon completion of the Merger.

(2)	Under the terms of the Merger Agreement, the Company was required to enter into a binding stock purchase agreement obligating one or more investors to purchase up to 379,422 newly issued shares of the Company’s common stock at a price per share not less than $6.88 per share, prior to the closing of the Merger, in order to comply with the guaranteed cash requirement set forth in the Merger Agreement. As of March 31, 2015, the date of the unaudited pro forma condensed combined balance sheet, the Company’s cash on hand, net of liabilities, was sufficient to meet the guaranteed cash requirement set forth in the Merger Agreement. However, on June 15, 2015, the closing date of the Merger, the Company did issue 379,387 shares of its common stock to existing investors in order to comply with the guaranteed cash requirement set forth in the agreement. Accordingly, the 379,387 shares issued on June 15, 2015 have been included in the calculation of estimated purchase price and as an adjustment to the unaudited pro forma condensed combined balance sheet as of March 31, 2015.

(3)	$12.65 was the closing trading price of the Company’s common stock on June 15, 2015, the closing date of the Merger.

The number of shares of common stock the Company issued to Pulmatrix Operating stockholders (including in respect of outstanding Pulmatrix Operating options and warrants), for purposes of these pro forma financial statements, is calculated pursuant to the terms of the Merger Agreement as follows:

Shares of Ruthigen common stock outstanding as of March 31, 2015	1,921,716
Shares of Ruthigen common stock issued concurrent with completion of Merger on June 15, 2015	379,387
Shares of Ruthigen common stock issuable to employee and director as termination benefit	36,000
Shares of Ruthigen common stock issuable to advisors	236,000
Shares of Ruthigen common stock subject to Ruthigen restricted stock units awarded to executives	130,435
Shares of Ruthigen common stock subject to outstanding Ruthigen restricted stock units	67,732
Adjusted outstanding shares of Ruthigen common stock	2,771,270
Divided by the assumed percentage of Ruthigen ownership of combined company	19%
Estimated adjusted total shares of common stock of combined company	14,575,045
Multiplied by the assumed percentage of Pulmatrix ownership of combined company	81%
Estimated shares of Ruthigen common stock issued to Pulmatrix upon closing of the Merger	11,803,775

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3. Preliminary Purchase Price Allocation

The allocation of the preliminary purchase price to the estimated fair values of assets acquired and liabilities assumed as of March 31, 2015, is as follows:

	Based on Historical Balance Sheet of Ruthigen at March 31, 2015	Pro Forma Adjustment to Record Transaction Costs	Purchase Price Allocation - Pro Forma
	(in thousands)
Total consideration	$30,421	$-	$30,421

Cash and cash equivalents	10,357	-	10,357
Property and equipment	157	-	157
Prepaid assets and other current assets	166	-	166
Accounts payable	(635)	-	(635)
Accrued expenses	-	(1,482)	(1,482)
Deferred tax liability	(2,959)
Net tangible assets acquired	7,086	(1,482)	5,604
Excess of purchase price over net assets acquired before allocation to identifiable intangible assets and goodwill.	$23,335	$1,482	$24,817

In-process research and development	7,534	-	7,534
Goodwill	15,801	1,482	17,283
	$23,335	$1,482	$24,817

The purchase price allocation will remain preliminary until Pulmatrix Operating completes a final valuation of the assets acquired and liabilities assumed as of the date that the Merger is consummated. The excess of consideration transferred over the estimated fair value of net identifiable assets acquired will be allocated to goodwill. The final determination of the allocation of consideration transferred is expected to be completed as soon as practicable after consummation of the Merger, but will in no event exceed one year from the acquisition date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements. For acquired working capital accounts such as prepaid expenses and other current assets, accounts payable and certain accrued expenses, Pulmatrix Operating determined that no preliminary fair value adjustments were required due to the short timeframe until settlement for these assets and liabilities.

In-process research and development, or IPR&D, represents the estimated fair value of Ruthigen’s most-advanced purchased in-process program, RUT58-60. The estimated fair value of IPR&D was determined based on estimates of expected future cash flows using an income approach. The present value of future cash flows was then determined utilizing an estimated risk-adjusted discount rate. The estimated fair value may be adjusted based upon the final valuation and any such adjustments could be significant. The final valuation is expected to be completed within 12 months after the completion of the Merger. IPR&D is recorded as an indefinite-lived intangible asset until completion or abandonment of the associated research and development projects. Accordingly, no amortization expense is reflected in the pro forma adjustments. Pulmatrix Operating will periodically evaluate the carrying value of this indefinite-lived intangible asset. If a program is completed, the carrying value of the related intangible asset will be amortized over the remaining estimated life of the asset beginning in the period in which the program is completed. If a program becomes impaired or is abandoned, the carrying value of the related intangible asset will be written down to its fair value and an impairment charge will be recorded in the period in which the impairment occurs. This intangible asset will be tested for impairment on an annual basis, or earlier if impairment indicators are present.

Goodwill represents the excess of the preliminary estimated purchase price over the preliminary estimated fair value of the assets acquired and liabilities assumed. Goodwill will not be amortized, but will be evaluated for impairment on an annual basis or more frequently if an event occurs or circumstances change that would more-likely-than-not reduce the fair value below its carrying amount. In the event that Pulmatrix Operating determines that the value of goodwill has become impaired, an impairment charge will be recorded in the period in which the determination is made.

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The deferred tax liability of $2,959 relates to the temporary difference associated with the $7,534 value of the IPR&D asset, which is not deductible for tax purposes. The deferred tax liability was recorded based on a 39.28% effective tax rate.

4. Accounting Policies and Merger Pro Forma Adjustments

Based on Pulmatrix Operating’s review of the Company’s summary of significant accounting policies disclosed in the Company’s financial statements, the nature and amount of any adjustments to the historical financial statements of the Company to conform its accounting policies to those of Pulmatrix Operating are not expected to be significant. Further review of the Company’s accounting policies and financial statements may result in required revisions to the Company’s policies and classifications to conform to Pulmatrix Operating’s accounting policies.

The following pro forma adjustments are based on preliminary estimates, which may change significantly as additional information is obtained:

(a)	To record the preliminary purchase price allocation. See Note 3, “Preliminary Purchase Price Allocation,” for additional information.

(b)	To record the conversion of certain outstanding notes and accrued interest into 86,118,402 shares of Pulmatrix Operating’s common stock (5,104,655 shares of the Company’s common stock on an as-converted basis) and the cancellation of all of the Pulmatrix Operating warrants to purchase preferred stock pursuant to the Conversion and Termination Agreement dated as of March 13, 2015. In addition, these warrants will be marked to market at the date of the Merger, with any change in fair value recorded in results of operations.

(c)	To record the issuance of an estimated 70,105,854 shares of Pulmatrix Operating common stock into 4,155,539 shares of the Company’s common stock (on an as-converted basis) upon conversion of Pulmatrix Operating’s Series B, B-1, Seed, Junior Seed, and A-4 convertible preferred stock.

(d)	To record the exchange of certain bridge loans made to Pulmatrix Operating in February 2015 in the aggregate principal amount of $4.5 million (plus any accrued and unpaid interest), including the extinguishment of the liability associated with related embedded derivatives, for 664,559 shares of the Company’s common stock at $6.88 per share pursuant to the Merger Agreement. The final accounting for these loans, including the related embedded derivatives, will not be completed until the final terms are known and independent valuations of the embedded derivatives prior to the closing of the Merger are completed.

(e)	To record the sale of 24,538,999 units, with each unit consisting of (i) one (1) share of Pulmatrix Operating’s common stock and (ii) a warrant representing the right to purchase 2.193140519 shares of Pulmatrix Operating’s common stock at an exercise price of $0.448266 per share, for aggregate gross proceeds of $10 million (the “Pulmatrix Operating Private Placement”). Completion of the Pulmatrix Operating Private Placement is a condition of the closing of the Merger under the Merger Agreement. The Company has reached a preliminary conclusion that the warrants will be classified within equity.

(f)	To record $8.8 million as an estimate of both Pulmatrix Operating’s and the Company’s additional acquisition-related transaction costs that are not already included in accrued liabilities as of March 31, 2015. Of the $8.8 million of additional acquisition related transaction costs, $4.1 million will be settled in cash and $4.7 million will be settled through the issuance of 3,978,806 shares of Pulmatrix Operating common stock (235,844 shares of the Company’s common stock on an as-converted basis) and 136,000 shares of the Company’s common stock. Of the $8.8 million of additional aggregate transaction costs, approximately $5.6 million relate to Pulmatrix Operating and have been reflected as an increase to accumulated deficit in the unaudited condensed combined pro forma balance sheet. The remaining approximately $3.2 million of transaction costs relate to the Company, of which $1.5 million have been recorded as an increase to goodwill and $1.7 million have been recorded as pre-merger expense of the Company as an increase to accumulated deficit in the unaudited condensed combined pro forma balance sheet. This $1.7 million increase to the Company’s accumulated deficit was subsequently eliminated in connection with the recognition of the preliminary purchase price allocation (adjustment 4a).

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(g)	To record $2.5 million of compensation expense associated with cash payments of $0.8 million to be made to certain of the Company’s executives upon consummation of the Merger in exchange for the cancellation of certain outstanding stock options and restricted stock units, and to record compensation expense of $1.65 million associated with restricted stock units to be issued to certain of the Company’s executives, a portion of which were fully vested upon consummation of the Merger.

(h)	To record pre-combination compensation expense associated with a) unrecognized compensation expense as of March 31, 2015 related to outstanding stock options and restricted stock units which will fully vest upon completion of the Merger in accordance with the terms of the original awards, and for which there is no future service requirement, and b) the value of 90,000 shares of the Company’s common stock (36,000 shares of the Company’s common stock on an as-converted basis) to be issued to an employee and a Director of the Company upon consummation of the Merger as termination benefits.

(i)	To record expense for investor relations services associated with 250,000 shares of the Company’s common stock (100,000 shares of the Company’s common stock on an as-converted basis) to be issued upon consummation of the Merger to an advisor.

(j)	To eliminate interest expense associated with the conversion of outstanding notes and to eliminate the gain on the change in the fair value of the warrants that were cancelled pursuant to the Conversion and Termination Agreement dated as of March 13, 2015 (as described in (b) above).

(k)	To eliminate accretion of redeemable preferred stock and to eliminate the effect of the repurchase of notes payable, redeemable preferred stock and warrants from a related party as it is assumed that all warrants were cancelled and all outstanding convertible notes and redeemable preferred stock were converted into common stock upon completion of the Merger as if it had been completed on April 1, 2014.

(l)	To record the issuance of 379,387 shares of the Company’s common stock at a price of $6.88 per share in a private placement for aggregate gross proceeds of $2.6 million that closed on June 15, 2015. The issuance of these shares was a requirement of completing the Merger, in order to comply with the guaranteed cash requirement set forth in the Merger Agreement.

(m)	To reflect the impact of the retroactive adjustment to all share and per share amounts resulting from the 1-for-2.5 reverse stock split effected on June 15, 2015, immediately following the effective time of the Merger.

(n)	The pro forma combined basic and diluted earnings per share have been adjusted to reflect the pro forma combined net loss for the year ended March 31, 2015. In addition, the numbers of shares used in calculating the pro forma combined basic and diluted net loss per share have been adjusted to reflect the estimated total number of shares of common stock of the combined company that would be outstanding as of the closing of the Merger. The estimated total numbers of shares of common stock of the combined company that would be outstanding as of the closing of the Merger is calculated as the estimated adjusted total shares of common stock of the combined company of 14,575,045 as described in Note 2, “Preliminary Purchase Price.” The following table sets forth the calculation of the pro forma weighted average number of common shares outstanding — basic and diluted:

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	All Shares Issued/Issuable upon Merger	Pro-Forma Weighted Average Shares for the Year Ended March 31, 2015
Pulmatrix shares: issued and outstanding:
Preconversion basis	1,273,723	1,261,611
Post conversion basis at the Exchange Ratio of 0.14818712066461	188,625	186,954
Recapitalization/Conversion of Pulmatrix Securities into Ruthigen common shares based on the Exchange Ratio:
Pulmatrix Outstanding Notes and accrued interest	5,104,655	5,104,655
Pulmatrix Series A-4, B, B-1, Seed and Junior Seed preferred shares	4,155,539	4,155,539
Bridge loans with a principal amount of $4.5 million	664,559	664,559
Units issued in Pulmatrix Private Placement immediately preceding Merger (1)	1,454,553
Pulmatrix transaction advisor	235,844	235,844
Subtotal of former Pulmatrix (carryover) equity interests at the date of the Merger	11,803,775	10,347,551
	81%

Ruthigen Shares outstanding at the time of the Merger	1,921,716	1,921,716
Shares issued in Ruthigen private placement immediately preceding Merger	379,387	379,387
Ruthigen/Pulmatrix Executive Compensation transition services arrangement - immediately vested portion
Chief Executive Officer	110,671	110,671
Chief Financial Officer	19,764	19,764
Ruthigen employees share based payment settlements relating to pre-combination employment services: (2)
Employee awards subject to outstanding Ruthigen restricted stock units	67,732	67,732
Employee termination benefit	32,000	32,000
Director termination benefit	4,000	4,000
Ruthigen transaction advisor:	136,000	136,000
Engagement of Investor Relations Services provider for post combination services	100,000	100,000
	2,771,270	2,771,270
	19%

	14,575,045	13,118,821

(1)	Excluded from weighted average share calculation as the offering proceeds will be used for general corporate working capital purposes
(2)	Excludes the effects of 61,000 fully vested employee stock options that are deeply out of the money at the date of the Merger. The Company intends to reevaluate the accounting for these awards and if significant, will amortize the fair value of these options over a post combination derived service period that would end upon an estimated date of the earliest possible liquidity event.

An additional 2,340,000 shares of the Company’s common stock were issued and are being held in escrow for the potential benefit of the pre-merger stockholders of the Company and Pulmatrix Operating, pursuant to certain Merger Agreement indemnification obligations. The issuance of these shares was not reflected in the accompanying pro forma financial statements.

The Company Executives’ Compensation

In accordance with the terms of the new employment agreements entered into between the Company and Pulmatrix Operating and Messrs. Alimi and Harish, Messrs. Alimi and Harish will be employed by the combined company and have agreed to terminate equity grants previously made to them in lieu of cash payments totaling $547,600 and $337,500, respectively. In addition, pursuant to the employment agreements of Messrs. Alimi and Harish, the Company made grants to Mr. Alimi and Mr. Harish equal to 617,589 restricted stock units (247,035 restricted stock units on an as-converted basis) and 205,040 restricted stock units (82,016 restricted stock units on an as-converted basis), respectively, following completion of the Merger.

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